AMENDMENT NO. 3 TO DISTRIBUTION AGREEMENT BETWEEN
                  SCHOLASTIC INC. AND STAR E-MEDIA CORPORATION

This document is an amendment ("Amendment No. 3") dated as of June 25, 2002 to the Distribution Agreement dated as of December 1, 1999, as amended, by and between Scholastic Inc., a New York corporation and Star E-Media Corporation, a Nevada corporation (the "Agreement").

1. The following Products and Translated Unit Royalties are hereby deleted from Exhibit A of the Agreement:

          Products
          --------
          Chato's  Kitchen
          Why  Mosquitoes  Buzz  in  People's  Ears
          Scholastic  SuperPrint  Deluxe

          Translated  Unit  Royalties
          ---------------------------
          For  Chato's  Kitchen:  One  dollar  and  fifty cents ($1.50) per each
               Translated  Unit  sold.
          For  Why  Mosquitoes Buzz in People's Ears: One dollar and fifty cents
               ($1.50)  per  each  Translated  Unit  sold.
          For Scholastic SuperPrint Deluxe: Fifteen percent (15%) of Distributor's Net Price but not less than two dollars and fifty cents
               ($2.50)  per  each  Translated  Unit  sold.

2.   For the  sake  of clarification only, distributor's  obligation pursuant to
Section 5.4 of the Agreement to release the Translated Units Chato's Kitchen, Why Mosquitoes Buzz in People's Ears and Scholastic SuperPrint Deluxe is no longer in effect.

3. The portions of the Minimum Guarantee for the Translated Units Chato's Kitchen, Why Mosquitoes Buzz in People's Ears and Scholastic SuperPrint Deluxe set forth in Section 8.1 of the Agreement are hereby deleted and the Minimum Guarantee is changed to fifty five thousand five hundred dollars ($55,500). Any portions of the Minimum Guarantee paid by distributor for the Translated Units Chato's Kitchen, Why Mosquitoes Buzz in People's Ears and/or Scholastic SuperPrint Deluxe shall be applied to the portions of the Minimum Guarantee due for the remaining Translated Units.

4. All terms that are not defined in this Amendment shall have the same meaning as set forth in this Agreement. This Amendment shall be effective immediately. All other terms and conditions of the Agreement shall remain in effect.


Agreed and Accepted:

SCHOLASTIC INC.                              STAR E-MEDIA CORPORATION


    /s/ Alan Waldman                                /s/ E.G. Abbadessa
------------------------                     ----------------------------
By                                           By

                                                    E.G. ABBADESSA
                                                   ----------------------
Alan Waldman                                          Name

VP & General Manager,                               PRESIDENT
                                             ----------------------------
Scholastic Software Group                    Title

9/6/02                                              9/5/02
------------------------                            ---------------------
Date                                         Date